BYLAWS
                                      OF
          FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                         (As Amended January 18, 2005)

				   ARTICLE I
	                          SHAREHOLDERS

	SECTION 1. Annual Meeting. A meeting of shareholders for the election of directors and the transaction of other business shall be held annually on the last business day of April of each year or on such other day in the months of April or May as may be designated by the Chairman of the Board of Directors, the President, or the Board of Directors in the meeting notice provided to shareholders, provided that if the date of the meeting is changed to a date other than the last business day in April, the Superintendent of the New York Department of Insurance will be notified of such change at the same time the shareholders are notified.

	SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the President, any Vice President, the Secretary, or the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting; and shall be held at such time as may be fixed in the call and stated in the notice of meeting.

	SECTION 3. Place of Meetings. Meetings of shareholders shall be held at such place, within or without the state of New York, as may be fixed in the call and notice of meeting. If no place is so fixed, such meetings shall be held at the Corporation's principal place of business in the state of New York.

	SECTION 4. Notice of Meetings. (a) Notice of each meeting of shareholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. In the case of special meetings, the notice shall also state that it is being issued by or at the direction of the person or persons calling the meeting.

	(b)	If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice shall include a copy of Section 623 or an outline of its material terms, or a statement of that purpose and to that effect.

	(c)	Notice of any meeting may be written or electronic and shall be given not less than ten nor more than sixty days before the date of the meeting, provided that such notice may be given by third class mail not less than twenty-four nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his/her address as it appears on the record of shareholders, or, if he/she shall have filed with the Secretary of the Corporation a written request that notices to him/her be mailed to some other address, then directed to him/her at such other address. If transmitted electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder's authorization or instructions.

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	(d)	When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

	SECTION 5. Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him/her.

	SECTION 6. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.
If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

	SECTION 7. Qualification of Voters. (a) Every shareholder of record of capital stock of the Corporation shall be entitled at every meeting of shareholders to one vote for every one share of capital stock registered in his/her name on the stock records of the Corporation.

	(b)	Treasury shares as of the record date and shares held as of
the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

	(c)	Shares held by an administrator, executor, guardian,
conservator, committee, or other fiduciary, except a trustee, may be voted by him/her, either in person or by proxy, without transfer of such shares into his/her name. Shares held by a trustee may be voted by him/her, either in person or by proxy, only after the shares have been transferred into his/her name as trustee or into the name of his/her nominee.

	(d)	Shares standing in the name of another domestic or foreign
corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

	(e)	A shareholder shall not sell his/her vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

	SECTION 8. Quorum of Shareholders. (a) The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.
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	(b)	When a quorum is once present to organize a meeting, it is not broken by subsequent withdrawal of any shareholders.

	(c)	The shareholders present, in person or by proxy, and entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

	SECTION 9. Proxies. (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him/her by proxy.

	(b)	Every proxy must be signed by the shareholder or his/her
attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

	(c)	The authority of the holder of a proxy to act shall not be
revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

	SECTION 10. Vote or Consent of Shareholders. (a) Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

	(b)	Whenever any corporate action, other than the election of
directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

	(c)	Whenever shareholders are required or permitted to take any
action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given shall have the same effect as a unanimous vote of shareholders.

	SECTION 11. Fixing Record Date. (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as a record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

	(b)	When a determination of shareholders of record entitled to
notice of or to vote at any meeting of shareholders has been made as provided in this Section 11, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

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                                  ARTICLE II
	                       BOARD OF DIRECTORS

	SECTION 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age. At all times a majority of the Directors shall be citizens and residents of the United States. Not less than one-third of the directors of the Corporation shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of any such entity. A director meeting the qualifications of the immediately preceding sentence is hereinafter referred to as a "non-affiliated director". At least one such person must be included in any quorum for the transaction of business at any meeting of the Board of Directors or any Committee thereof. Not less than two of the directors shall be residents of the state of New York.

	SECTION 2. Number of Directors. The number of directors constituting the entire Board of Directors shall consist of not less than nine nor more than twenty-one. The minimum number of directors shall be increased to not less than thirteen within one year following the end of the calendar year in which the Corporation exceeds one and one-half billion dollars in admitted assets. Within such limits, the number of directors may be fixed from time to time by vote of a majority of the Board of Directors at any regular or special meeting. The term of any incumbent director shall not be reduced by any decrease in the number of directors.

	SECTION 3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and qualified. No election of directors shall be valid unless a copy of the notice of election shall have been filed in the Office of the Superintendent of Insurance of the state of New York at least ten days before the election. A majority of the directors may elect from among their number a Chairman and a Vice Chairman of the Board to serve at the pleasure of the Board to carry out such duties as the Board may from time to time assign.

	SECTION 4. Quorum of the Board; Action by the Board. (a) The presence of a majority or more of the directors constituting the entire Board of Directors, at least one of whom must be a non-affiliated director, shall constitute a quorum for the transaction of business; and the vote of a majority of the directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.

	(b)	Whenever the Board of Directors is required or permitted to
take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the directors of the Corporation. Written consent thus given shall have the same effect as a unanimous vote of the Board of Directors.

	SECTION 5. Meetings of the Board. (a) An annual meeting of the Board of Directors shall be held in each year following the annual shareholders' meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the President or any two directors.

	(b)	Meetings of the Board of Directors shall be held at such place, within or without the state of New York, as from time to time may be fixed by resolution of the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the Corporation's principal place of business in the state of New York.
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	(c)	Unless otherwise restricted by the Certificate of
Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board by means of telephonic or similar communications equipment by means of which all persons participating in such meetings can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

	(d)	No notice need be given of annual or regular meetings of the
Board of Directors. Written or electronic notice of each special meeting of the Board shall be given to each director by mailing the same at least 48 hours, or by emailing the same at least 12 hours, before the time of such meeting.

	(e)	Notice of a meeting of the Board of Directors need not be
given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him/her.

	(f)	A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

	(g)	A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of adjournment and, unless such time and place are announced at the meeting, to the other directors.

	SECTION 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or at such earlier time as the Board, Chairman or President may specify; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

	SECTION 7. Removal of Directors. Any of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

	SECTION 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of directors by shareholders without cause shall be filled by the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his/her predecessor.

	SECTION 9. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity; provided, however, that no director who is an office or salaried employee of the Corporation shall receive any additional compensation for attending any meeting of the Board of Directors or any Committee thereof.
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	SECTION 10.  Authority to Borrow.  The Board of Directors may, from time to time, authorize the borrowing of money upon the credit of the Corporation for the purpose of carrying out any of the objects and powers of the Corporation and may mortgage, hypothecate, charge or pledge the real or personal property of the Corporation to secure any money so borrowed.

	SECTION 11. Bank Accounts. The bank accounts of the Corporation shall be kept in such banks or such other authorized depositories as the Board of Directors, or a Committee of the Board of Directors so authorized, may from time to time determine. The Board of Directors or such Committee shall make such rules and regulations that may be necessary for the operation of such accounts.

	SECTION 12. Contributions. To the extent permitted by law, the Board of Directors may subscribe money or guarantee the payment of money for charitable or benevolent objects or for any public, general or useful object.

	SECTION 13. Indemnification. (a) Derivative suits. The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she, his/her testator or intestate, is or was a director, officer or employee of the Corporation, against amounts paid in settlement and the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him/her in connection with the defense of such action, or in connection with an appeal therein, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought (or if no action was brought, any court of competent jurisdiction) determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and/or expenses as the court deems proper.

	(b)	Third party suits.  The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer or employee of the Corporation served in any capacity at the request of the Corporation by reason of the fact that he/she, his/her testator or intestate, was a director, officer or employee of the Corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director, officer or employee acted, in good faith, for a purpose which he/she reasonably believed to be in, or, in the case of service for any other corporation, not opposed to, the best interest of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his/her conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director, officer or employee did not act, in good faith, for a purpose which he/she reasonably believed to be in (or, in the case of service for another corporation, not opposed to) the best interests of the Corporation or that he/she had reasonable cause to believe that his/her conduct was unlawful.

	(c)	A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first two paragraphs of this Section 13 shall be entitled to indemnification as authorized in such paragraphs. Except as provided in the preceding sentence, unless ordered by a court, any indemnification under such paragraphs shall be made by the Corporation, only if authorized in the specific case:
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		(1) By the Board of Directors acting by a quorum consisting of
	directors who are not parties to such action or proceeding upon a finding that the director, officer or employee has met the applicable standard or conduct set forth in the first two paragraphs of this
	Section 13, or

		(2) If such a quorum is not obtainable with due diligence, or, even if obtainable, if a quorum of disinterested directors so directs,

			(A) By the Board of Directors upon the opinion in
		writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in the first two paragraphs of this Section 13 has been met by such director, officer or employee; or

			(B) By the shareholders upon a finding that the
		director, officer or employee has met the applicable standard of conduct set forth in such paragraphs.

	(d)	Expenses, including attorneys' fees, incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer, director or employee to repay such amount to the Corporation in case such officer, director or employee is ultimately found, under the procedure set forth in this Section 13, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which he/she is entitled.

	(e)	Nothing herein shall affect the right of any person to be
awarded indemnification or, during the pendency of litigation, an allowance of expenses, including attorneys' fees, by a court in accordance with law.

	(f)	If any expenses or other amounts are paid by way of
indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

	(g)	The Corporation shall have the power, in furtherance of the
provisions of this Section 13, to apply for, purchase and maintain insurance of the type and in such amounts as is or may hereafter be permitted by Section 726 of the Business Corporation Law.

	(h)	No payment of indemnification, advancement or allowance under
Sections 721 to 725, inclusive, of the Business Corporation Law shall be made unless a notice has been filed with the Superintendent of Insurance of the state of New York not less than thirty days prior to such payment, specifying the persons to be paid, the amounts, the manner in which such payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.
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	(i)	The indemnification and advancement of expenses provided by
this Section 13 shall not be deemed exclusive of any other rights to which those indemnified may be entitled, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he/she personally gained in fact a financial profit or other advantage to which he/she was not legally entitled.

	                         ARTICLE III
	                         COMMITTEES

	SECTION 1. Audit Committee. The Board of Directors shall establish an Audit Committee comprised of at least three directors (or such other minimum as may be required by law, administrative rule or policy of the New York Insurance Department), all of whom shall be non-affiliated directors.
The Committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders or policyholders, evaluating the performance of officers deemed to be principal officers of the Corporation, and recommending to the Board of Directors the selection and compensation of such principal officers.

	SECTION 2. Other Committees. The Board of Directors may appoint such other Committees consisting of at least three directors (or such other minimum as may be required by law, administrative rule or policy of the New York Insurance Department), not less than one-third of the members of which shall be non-affiliated directors and which may include as members non-directors, as the Board may from time to time consider desirable, and such Committees shall have powers and duties as the Board may properly determine; provided, however, that the powers and duties of any such Committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors. The Board of Directors may designate one of the members of any such Committee to serve as chairman of such Committee, coordinate the activities of such Committee and carry out such other duties as may be assigned to him/her by the Board of Directors.

	SECTION 3. Term of Members of Committee. Any Committee appointed pursuant to this Article shall serve at the pleasure of the Board, which shall have power at any time to change the membership of such Committee, to fill vacancies in it or to dissolve it; but, subject to such change or dissolution, members of a Committee shall hold office until the first meeting of the Board of Directors following the annual shareholders' meeting next succeeding their appointment and until their successors are appointed.

	SECTION 4.  Meetings of Committees; Quorum; Action Without Meeting.
(a) Meetings of a Committee shall be held at such place, within or without the state of New York, as may from time to time be determined by the Board of Directors or such Committee, and no notice of such regular meetings shall be required. Special meetings of any Committee may be called by the chairman of such Committee or by the President or the Secretary on the written request of any two members of any such Committee. Written or electronic notice of a special meeting of any Committee shall be given to each member thereof by mailing the same at least 48 hours, or by emailing the same at least 12 hours, before the time of meeting.

	(b)	The majority of the members of a Committee, at least one of
whom must be a non-affiliated director, shall constitute a quorum for the transaction of Committee business, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.
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	(c)	Whenever any Committee of the Board of Directors is required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the members of the Committee. Written consent thus given shall have the same effect as a unanimous vote of the members of the Committee.

	                        ARTICLE IV
	                         OFFICERS

	SECTION 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect or appoint a President, Secretary and Treasurer, and the Board may at any time elect or appoint one or more Vice Presidents and such other officers, agents and employees to exercise such powers and perform such duties as it may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

	SECTION 2. Term of Office and Removal. Each officer shall hold office for the term for which he/she is elected or appointed, and until his/her successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, the term of office of each officer shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his/her rights, if any, as set forth in any written agreement signed on behalf of the Corporation by an officer thereunto duly authorized by specific resolution of the Board of Directors, but his/her election or appointment as an officer shall not of itself create any contractual rights in any officer. If any office becomes vacant for any reason, the Board of Directors may choose a successor to hold office, subject to the provisions hereof, for any unexpired term.

	SECTION 3. President. The President shall be the chief executive officer and shall have general charge and control of the business and affairs of the Corporation under the direction and supervision of the Board of Directors. He/she shall have executive authority over all Vice Presidents, officers, employees, departments and branch offices of the Corporation. He/she shall have authority to appoint Committees to carry out specific management functions subject to his/her direction and control. He/she shall see that all rules and regulations of the Corporation and all orders and resolutions of the Board of Directors are carried into effect and shall generally be empowered to carry out the proper and efficient supervision and management of the business and affairs of the Corporation.

	SECTION 4. Vice Presidents. Each Vice President shall perform such duties as the Board of Directors or the President may from time to time designate or assign. One or more of the Vice Presidents may be designated by the Board of Directors as Resident Vice President, Senior Vice President, Executive Vice President, or such other title as the Board deems appropriate for the position and duties. In the absence or disability of the President, one of the Vice Presidents, in the order determined by their seniority, shall act as President, but a Vice President who is not a director cannot succeed to or fill the office of President.
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	SECTION 5.  Secretary.  The Secretary shall be the custodian of the records, books of account, and seal of the corporation and, in general, shall perform all duties usually incident to the office of Secretary, and make such reports and perform such other duties as may from time to time be requested or assigned by the Board of Directors or the President.

	SECTION 6. Assistant Secretaries. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary, the President, or the Board of Directors. In the absence or disability of the Secretary, one of the Assistant Secretaries, in the order determined by their seniority, shall perform all of the duties and may exercise any of powers of the Secretary.

	SECTION 7. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation. He/she shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, and shall render to the President or Board of Directors, whenever he/she or they may require it, an account of all his/her transactions as Treasurer and an account of the business and financial position of the Corporation.

	SECTION 8. Assistant Treasurers. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer, the President, the Audit Committee, or the Board of Directors. In the absence or disability of the Treasurer, one of the Assistant Treasurers, in the order determined by their seniority, shall perform all of the duties and may exercise any of the powers of the Treasurer.

	SECTION 9. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these Bylaws, except as otherwise provided by the laws of the state of New York.

	SECTION 10. Compensation of Officers. Officers shall receive such salaries as may be fixed from time to time by the Board of Directors.

	                         ARTICLE V
	               FORM OF CERTIFICATE AND LOSS
	                 AND TRANSFER OF SHARES

	SECTION 1. Form of Share Certificates. (a) The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer
or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of issue.
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	(b)	Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class of shares authorized to be issued.

	(c)	Each certificate representing shares shall state upon the
face thereof:

	(1) That the Corporation is formed under the laws of the state of New York.

	(2) The name of the person or persons to whom issued.

	(3) The number and class of shares which such certificate represents.

	(4) The par value of each share represented by such certificate.

	SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his/her duly authorized attorney, by delivery for cancellation of a certificate or certificates for the same number of shares, with proper endorsement consisting of either a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, either written upon or attached thereto, with such proof of the authenticity of the signature as the
 Corporation or its agents may reasonably require. Such endorsement may be either in blank or to a specified person, and shall have affixed thereto all stock transfer stamps required by law.

	SECTION 3.  Lost, Stolen or Destroyed Share Certificates.
No certificate or certificates for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification and payment of costs of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
                                 ARTICLE VI
	                        OTHER MATTERS

	SECTION 1. Books to be Kept. (a) The Corporation shall keep correct and complete books and records of account, minutes of the proceedings of the shareholders and of the Board of Directors, and a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office in the state of New York or at the office of its transfer agent or registrar in the state of New York, if any, a record containing the names and addresses of all shareholders, the number of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

	(b)	The Board of Directors from time to time shall determine
whether and to what extent and at what times and places and under what conditions and regulations accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor or security holder or other person shall have any right to inspect any accounts, books, records, or other documents of the Corporation except as conferred by statute, or as authorized by the Board.
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	SECTION 2.  Insurance Contracts.  All insurance and annuity contracts and all certificates, endorsements, riders, amendments, or additions relating thereto issued by the Corporation may be signed by means of an engraved, lithographed, or otherwise mechanically reproduced facsimile signature of any two of the following: President, Vice President, and Secretary or Assistant Secretary; and, when countersigned or initialed by such persons as may be designated from time to time by the President, such contracts and instruments shall be valid and binding upon the Corporation.

	SECTION 3. Checks, Notes, Etc. All checks, bills, drafts, and other negotiable instruments drawn by the Corporation shall be signed by any such officers or persons as may be appointed or authorized from time to time by or pursuant to resolution of the Board of Directors. The signatures of any authorized officers may be printed, engraved, or otherwise mechanically reproduced in facsimile under such conditions as may be authorized and such signatures shall have the same force and effect as if signed in the handwriting of such authorized officers.

	SECTION 4. Instruments, Contracts, Etc. All instruments and documents necessary to sell, assign, transfer, purchase or accept stocks, bonds, debentures, or other like securities into or out of the name of the Corporation and all deeds, transfers, conveyances of real estate, mortgages, discharges and partial discharges of mortgages, extensions or assignments of mortgages, agreements of sale, leases and agreements thereto and all other instruments relating to lands or any interest therein or charge thereon and all certificates for shares of capital stock of the Corporation and all forms of guarantees and all other types of contracts, instruments or documents not specifically mentioned in this Section shall be signed by any two of the following: Chairman, President, Vice President, and Treasurer or Assistant Treasurer, or Secretary or Assistant Secretary, or such officers or persons as may be appointed from time to time pursuant to resolution of the Board of Directors.

	SECTION 5. Powers of Attorney. Any two of the following: Chairman, President, Vice President and Treasurer or Assistant Treasurer or Secretary
or Assistant Secretary are authorized and empowered, on behalf of the Corporation, to give, enter into, execute, alter or revoke Powers of Attorney to such person or persons, at such places and in such form as they shall deem necessary or advisable from time to time in order to carry out the Corporation's business; and, without limiting the generalities of the foregoing,this authorization shall include Powers of Attorney to accept service of process.

SECTION 6. Corporation Proxies. Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by this Corporation in any other corporation shall be represented and voted at any meeting of the shareholders of any such corporation by any one of the following officers of this Corporation in the following order who shall attend such meeting, i.e., the Chairman of the Board of Directors, the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by this Corporation at such meeting. Any one of the officers above named may execute a proxy appointing any other person as attorney and proxy to represent this Corporation at such shareholders' meeting and to vote upon all stock of such corporation owned or held by this Corporation with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons.
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	SECTION 7.  Certified Copies of Bylaws and Resolutions.  It shall be sufficient evidence of a copy of or excerpt from a Bylaw of the Corporation or a resolution of the Board of Directors if the Secretary or an Assistant Secretary shall attach a certificate as to its authenticity over his/her hand and the seal of the Corporation.

	SECTION 8. Corporate Seal. (a) The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board, a facsimile thereof may be affixed or impressed or reproduced in any other manner.

	(b)	All contracts and documents may be sealed with the seal of
the Corporation where so required.

	SECTION 9. Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31.

	SECTION 10. Amendments. (a) Bylaws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be amended, repealed, or adopted by the Board of Directors, but any Bylaw adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided. Amendments of the Bylaws shall become effective upon approval by the Superintendent of Insurance of the state of New York.

	(b)	If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

	SECTION 11. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting; provided, however, that the Corporation shall not distribute any dividend to its shareholders unless a notice of intention to declare such dividend has been filed with the Superintendent of Insurance of the state of New York not less than thirty days in advance of any such proposed declaration, nor if the Superintendent of Insurance of the state of New York within thirty days after such filing gives written notice to the Corporation of his/her disapproval of such distribution, on the ground that he/she finds that the financial condition of the Corporation does not warrant the distribution of such dividend. Dividends may be paid out of any funds legally available therefore in cash, in property, or in shares of capital stock of the Corporation. Before payment of any dividend or the distribution of any profits there may be set aside out of the net profits of the Corporation such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve fund for such purposes as the Board shall think conducive to the interests of the Corporation.

	SECTION 12. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the state of New York.